Exhibit 99.1

ServiceSource Announces Operational Changes and Updates Q2 Revenue and Profitability Guidance

•	Resignation of Gregory Hopkins and Joe Kovach

•	Raising Lower End of Q2 Revenue Guidance and Raising Q2 Profitability Guidance Range

•	Reaffirming Annual ACV and Revenue Guidance, and strengthened Non-GAAP Gross Margin and Adjusted EBITDA expectation

SAN FRANCISCO — June 9, 2016 —ServiceSource (NASDAQ: SREV), the global leader in customer success and revenue lifecycle management solutions, today announced that two executives are departing the company and, due to continued strong progress across the business, it is raising the lower end of Q2 revenue guidance, raising Q2 profitability guidance range, reaffirming annual ACV and revenue guidance and indicating strengthened annual non-GAAP gross margin and annual adjusted EBITDA expectations.

Gregory Hopkins, Chief Customer Officer, has resigned to pursue a specific opportunity outside of ServiceSource. Mr. Hopkins’ last day with the Company will be June 30, 2016. Commenting on the change, Christopher Carrington, CEO of ServiceSource said, “I am thankful to Greg for his many contributions to ServiceSource over the past year. ServiceSource now has a deep bench of talent in our sales and account management organizations, and their collective efforts on customer centricity have resulted in measurable improvements across the board — our client relationships have improved dramatically and our sales metrics continue to trend in a positive direction. While we wish Greg well in his next endeavor, we look forward to two of his key lieutenants – who possess over 18 years of collective ServiceSource experience – stepping into bigger and broader roles that position us well to deliver even stronger client outcomes and accelerated growth.”

After successfully unifying and transforming multiple technology organizations, platforms, and roadmaps, Joe Kovach, Chief Transformation Officer, will be resigning effective July 15, 2016, and the IT organization will be brought together under Brian Delaney, Chief Operating Officer of ServiceSource. “As demonstrated by our operational improvements over the past year, Brian is a proven leader who will bring further alignment and integration between our global technology and operational delivery teams,” said Carrington. “I am grateful for the tremendous progress Joe made on the critical work of transforming our technology approach and wish him the best with his future opportunities.”

ServiceSource also announced today that it is updating the previously provided second quarter guidance. “The investments we have made over the past several quarters continue to result in meaningful and measurable performance improvements,” commented Robert Pinkerton, CFO of ServiceSource. “As discussed in our first quarter 2016 earnings announcement, our sales pipeline is growing more robust, our client health scores continue to trend favorably, churn has returned to historic industry norms, and our revenue delivery centers are performing ahead of plan.” In light of these sustained trends, the updates to the May 9, 2016 guidance include:

•	Raising the lower end of second quarter revenue expectations;

•	Increasing second quarter non-GAAP gross margin guidance as a result of improving operational efficiency;

•	Raising second quarter adjusted EBITDA estimates;

•	Reaffirming confidence in full-year 2016 expectations for ACV growth of 10% and revenue growth of 1%-3%; and

•	Expecting gains in efficiency in the first half of the year to translate to stronger full-year improvement in non-GAAP gross margin and adjusted EBITDA.

A summary of the revised guidance is presented below and a GAAP to non-GAAP reconciliation of the revised guidance is attached.

Revised Guidance as of June 9, 2016.

In $ millions except EPS	Q2 Low	Q2 High
Revenue Range	$59.5	$61.5
y/y growth	-4%	0%
Non-GAAP Gross Margin	35%	36.5%
Operating Expense (% of revenue)	38%	37%
Adjusted EBITDA	$0.0	$1.5
Non-GAAP Net Income (Loss)	($1.2)	($0.3)
Non-GAAP EPS	($0.01)	($0.00)
Free Cash Flow	($5.0)	($3.5)

As explained in more detail in the below language, all metrics are non-GAAP and exclude, where appropriate, stock-based compensation expense, acquisition related costs and amortization of internally developed software and purchased intangibles. Revenues do not reflect the adjustment relating to the write-down of acquired deferred revenue.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding our expectations for financial and operational performance for the second quarter and full year 2016. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, fluctuations in our quarterly results of operations; our technology; the risk of material defects or errors in our software offerings or their failure to meet customer expectations; the ability to integrate our SaaS technologies with other third-party applications used by our customers; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; our ability to grow the market for service revenue management; changes in market conditions that impact our ability to sell our solutions and/or generate service revenue on our customers’ behalf; the possibility that our estimates of service revenue opportunity under management and other metrics may prove inaccurate; demand for our offering that falls short of expectations; the potential effect of mergers and acquisitions on our customer base; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; our ability to achieve our expected benefits from international expansion; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which can be obtained online at the Commission’s website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

About ServiceSource

ServiceSource (NASDAQ:SREV) provides the world’s leading B2B companies with expert, technology-enabled solutions and best-practice processes proven to grow and retain revenue from existing customers. With a holistic approach to the entire revenue lifecycle, ServiceSource solutions help companies drive customer adoption, expansion and renewal. Only ServiceSource brings to market more than 17 years of exclusive focus on customer success and revenue growth, global deployments across 40 languages and 200 countries, and a powerful, purpose-built Revenue Lifecycle Management technology platform. For more information, go to www.servicesource.com.

Connect with ServiceSource:

Trademarks

ServiceSource®, Renew OnDemand®, Scout Analytics™, and any ServiceSource International, Inc. product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP gross profit, net income, net income per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, “GAAP to Non-GAAP Reconciliation.”

ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource’s financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP revenue is defined as net revenue plus revenue not recognized in the period for Scout Analytics due to the impact of purchase accounting rules related to deferred revenue acquired.

Non-GAAP gross profit consists of gross profit plus adjustments to revenue related to purchase accounting, stock based compensation, amortization of purchased intangible assets and amortization of internally-developed software.

Non-GAAP net loss consists of net loss plus adjustments to revenue related to purchase accounting, stock-based compensation, amortization of purchased intangible assets, amortization of internally-developed software, restructuring related costs, non-cash interest expense and applying an income tax rate of 40% reflecting our estimated tax expense on our core operations. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the company’s stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

EBITDA consists of net loss plus depreciation and amortization, interest expense, other expenses, net, and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash stock-based compensation expense, restructuring related costs and adjustments to revenue related to purchase accounting. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from the operating results the impact of the company’s capital structure.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States.

ServiceSource International, Inc.

GROSS MARGIN - GAAP TO NON-GAAP RECONCILIATION

(In thousands)

(Unaudited)

			Three Months Ended
(In thousands)			June 30,
(Unaudited)			2016
GAAP Gross Profit			$19,200 - $20,800
Non-GAAP adjustments:
Adjustments to revenues	(A	)	—
Stock-based compensation	(B	)	500
Amortization of internally-developed software	(C	)	700
Amortization of purchased intangible assets	(D	)	400

Non-GAAP Gross Profit			$20,800 - $22,400

GAAP Gross Margin			32% - 34%

Non-GAAP adjustments:
Adjustments to revenues	(A	)	0%
Stock-based compensation	(B	)	1%
Amortization of internally-developed software	(C	)	1%
Amortization of purchased intangible assets	(D	)	1%

Non-GAAP Gross Margin			35% - 36.5%

Certain totals may not add due to rounding

GAAP to Non-GAAP Reconciliation

(In thousands, except per share data)

(Unaudited)

		Three Months Ended
(In thousands)		June 30,
(Unaudited)		2016
GAAP net loss		($9,500) - ($8,000)
Non-GAAP adjustments:
Adjustments to revenues	(A)	—
Stock-based compensation	(B)	3,000
Amortization of internally-developed software	(C)	2,000
Amortization of purchased intangible assets	(D)	400

Non-cash interest expense	(E)	2,100
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(F)	$800 - $200
Non-GAAP net loss		($1,200) - ($300)

		Three Months Ended
		June 30,
(Unaudited)		2016
GAAP basic net loss per share		($0.11) - ($0.09)
Non-GAAP adjustments:
Adjustments to revenues	(A)	—
Stock-based compensation	(B)	0.03
Amortization of internally-developed software	(C)	0.02
Amortization of purchased intangible assets	(D)	0.00
Non-cash interest expense	(E)	0.02

Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(F)	$0.01 - $0.0

Non-GAAP basic net income per share	(G)	($0.01) - ($0.0)

Certain totals may not add due to rounding

Shares used in calculating basic net loss per share on a non-GAAP basis		86,400

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

Three Months Ended
(In thousands)	June 30,
(Unaudited)	2016
Net loss range	($9,500) - ($8,000)
Income tax (benefit) provision	100
Interest & other expense, net	2,400
Depreciation & Amortization	4,000

EBITDA range	($3,000) - ($1,500)
Stock-based compensation	3,000
Adjustments to revenues	—
Adjusted EBITDA range	$0 - $1,500

Supplemental Cash Flow Information

Free cash flow analysis, a non-GAAP measure

(in thousands)

Three Months Ended
(In thousands)	June 30,
(Unaudited)	2016
Non-GAAP net cash provided by operating activities	($100) - $1,400
Less:
Capital expenditures	$4,900
FX adjustment	—

Free cash flow	($5,000) - ($3,500)

(A) Adjustments to revenue. Due to purchase accounting rules, upon acquisition, we recorded an adjustment of $1.7 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Scout Analytics. As a result of this adjustment, $0.1 million of revenue was not recognized for the three months ended March 31, 2015. Therefore, revenue is adjusted by an increase of $0.1 million to arrive at non-GAAP revenue for the three months ended March 31, 2015. At March 31, 2016 we have fully realized the impact of this adjustment in our non-GAAP net revenue presentation.

(B) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.

(C) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

(D) Amortization of Purchased Intangibles. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. We believe amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

(E) Non-cash interest expense. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the $150 million convertible senior notes that were issued in August 2013. Accordingly, for GAAP purposes we are required to recognize effective interest expense on our convertible senior notes which includes interest cost related to the amortization of debt issuance costs and the contractual 1.5% interest rate of the note. The difference between the effective interest expense and the contractual interest expense is excluded from our assessment of our operating performance because we believe that this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.

(F) Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. This adjusts (i) the provision for income taxes to reflect the effect of the non-GAAP items A, B, C and D noted above on our non-GAAP net loss; (ii) the income tax rate to a normalized effective tax rate of 40%; and (iii) non-GAAP earnings per share based on a fully-diluted share count.

(G) For this per share reconciliation, basic share count was used.

Investor Relations Contact for ServiceSource:

ServiceSource International, Inc.

Erik Bylin, 415-901-4182

Investor Relations

ebylin@servicesource.com